                                                                EXHIBIT 99.16(a)


                NEW JERSEY MUNI BOND CLASS A (8/31/90-01/31/91)
                        AVERAGE ANNUAL AND TOTAL RETURNS


                                                  SINCE            SINCE
                                                INCEPTION        INCEPTION
                                                AVG ANNUAL         TOTAL
                                                  RETURN          RETURN*
                                                ---------        ---------
Initial investment                              $1,000.00        $1,000.00
Dividend by Max. Offer. Price                       10.42
                                                ---------
Dividend by Net Asset Value                                          10.00
                                                                 ---------
Equals Shares Purchased                            95.97            100.00
Plus Shares Acquired through
   Dividend Reinvestment                            2.68              2.76
                                                ---------        ---------
Equals Shares held
   at 01/31/91                                     93.65            102.76
Multiplied by Net Asset
   Value at 01/31/91                               10.26             10.26
                                                ---------        ---------
Equals Ending Redeemable
   Value at $1,000
   Investment (ERV) at 01/31/91                 $1,012.10        $1,054.30


Divided by $1,000 (P)                              1.0121           1.0543

Subtract 1                                         0.0121           0.0543

Expressed as a percentage
   equals the Aggregate Total
   Return for the Period (T)                        1.21%
                                                =========
Expressed as a percentage
   equals the aggregate Total
   Return for the Period (T)                                         5.43%
                                                                 =========
ERV divided by P                                   1.0121

Raise to the power of                              2.3356

Equals                                             1.0291

Subtract 1                                         0.0291

Expressed as a percentage
   equals the Average
  Annualized Total Return                           2.91%
                                                =========

* Does not include sales charge for the period.

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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31, 1991


    NEW JERSEY MUNICIPAL BOND CLASS A
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
Long term income generally based on yield to
   maturity times market value of each security                   $66,107

Plus short term income accrued for the past
   thirty days                                                      2,989
                                                              -----------
Equals Total Income                                                69,177

Less expenses for the past thirty days                             (3,294)
                                                              -----------
Equals net monthly income for yield calculation                    65,832
                                                              -----------
Average shares outstanding for 30 days                          1,148,557

Times the maximum Offering Price                                    10.67
                                                              -----------
Equals total dollars                                          $12,255,107
                                                              ===========
Net monthly income divided by total dollars equals            0.005375902

Add 1                                                         1.005375902

Raise to the power of 6                                       1.032692040

Subtract 1                                                    0.032692040

Times 2                                                       0.065334079

Expressed as a percentage equals the
   standardized yield for 30 day period                             6.54%
                                                              ===========
Tax Rate                                                            0.31%

X = 1 minus Tax Rate                                                0.69%

Standardized Yield divided by X equals
   Tax Equivalent Yield for 30 day period                           9.48%
                                                              ===========
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